EXHIBIT 3.1

                     PHOENIX INTERNATIONAL INDUSTRIES, INC.

                                   (FORMALLY)


                       TRIDENT ENVIRONMENTAL SYSTEMS INC.
                               FLORIDA CORPORATION

                     FEDERAL EMPLOYER IDENTIFICATION NUMBER:
                                   59-2564162


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                            ARTICLES OF INCORPORATION
                                       OF
                              HYDROBAC CORPORATION

The undersigned subscribes ... to these Articles of Incorporation to form a corporation for profit under the law of the State of Florida.

ARTICLE I

The name of the corporation shall be:

Hydrobac Corporation

and its initial post office address and its principal office for the conduct of business is:

6500 Jarvis Road
Sarasota, Florida 33483

The initial registered agent for this corporation is Donald M. Nodholm, 6500 Jarvis Road, Sarasota, Florida 33483.

The Board of Directors may from time to time move the principal office to any other address in Florida or replace the initial registered agent and appoint a successor registered agent.

ARTICLE II

The general nature of the business to be transacted by this corporation is:

(a) To invest in, own, control and manage a business, and to develop, manufacture and market new commercial bacteria for a profit.

(b) To buy, sell, purchase, acquire, convey, mortgage or transfer in any manner whatsoever or retain in any manner whatsoever money, stocks, bonds, realty or any other property in any manner not prohibited by law.

(c) To carry on any and all business as manufacturers, producers, merchants, wholesalers and retailers, importers and exporters, generally without limitation as to class of products and merchandise, and to manufacture, produce, adapt, prepare, buy, sell, and otherwise deal in any materials, articles or things required in connection with or incidental to the manufacture, production and dealing in such products.


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(d) To build and construct any property in any manner not prohibited by law, and to engage in every aspect and phase of construction or contracting work with any material or materials whatsoever and in any manner whatsoever.

(e) To such extent as a corporation organized under The Florida General Corporations Act may now or hereafter lawfully do, to do, and for the accomplishment of any of the purposes or the attaining of any of the objects enumerated in these Articles of Incorporation, or any amendments thereof, either as principal or agent, and either alone or in connection with other firms, or agent, and either alone or in connection with other firms, corporations or individuals, all and every thing necessary, suitable, convenient, or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interest of this corporation or to enhance the value of its property, and, in general, to engage in and carry on any and every lawful business in any manner whatsoever not prohibited by law, whether or not the same be necessary or incidental to the attainment of the objects of this corporation, or whether or not such business is similiar in nature to the objects set forth in these Articles of Incorporation, or any and all powers, rights, and privileges which a corporation may now or hereafter be organized, authorized or empowered to do or exercised under the Florida General Corporations Act, or under any Act amendatory thereto, supplemental thereto or subsititued thereof.

(f) The foregoing paragraphs shall be construed as enumerating the purposes, objects and powers of this corporation, and no recitation, expression or declaration of specific powers or purposes herein enumerated shall be deemed to be exclusive, but it is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.

ARTICLE III

The maximum number of shares of stock of this corporation which it is authorized to have outstanding at any one time is 100,000 shares of common stock at $0.01 par value. Said capital stock shall be non-assessable and shall be payable in lawful money of the United States or in property, labor, or in services at a JUST VALUATION TO BE FIXED by the stockholders at a meeting duly convened and held. The minimum capital with which this corporation shall begin business is ONE THOUSAND DOLLARS ($1,000.00).

ARTICLE IV

If the holder of any share or shares of the stock of this corporation desires to dispose of the same or any part thereof, he shall not transfer or otherwise dispose of the same to any person unless and until he has first given the corporation the right to purchase such stock at book value. Said notice shall be given in writing by the person desiring to dispose of such stock to the corporation and the corporation shall have thirty (30) days in which to exercise its right to purchse, such holder of any share or shares of the capital STOCK DESIRING TO DISPOSE OF the same shall not transfer or otherwise dispose of the same to any person unless and until he has first given the stockholders of the corporation the right to purchase the same as herein provided. The stockholder so desiring to dispose of all or any part of his stock shall give written notice of such desire to each of the other stockholders of the corporation at their addresses as shown on the books of the corporation, stating the number of shares he desires to sell. Each of the other stockholders shall be entitled to purchase an equal amount of the stock so offered for sale at book


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value within thirty (30) days after the service of such notice upon the last stockholder is served. In the event that any one or more of the other stockholders does not desire to purchase his share of the stock offered for sale, his or their right to purchase shall inure to the benefit of the remaining other stockholders. In such notice to exercise their option to purchase the stock offered for sale, the other stockholders shall state the amount of such stock which they desire to purchase; and upon receipt of such notice of intention to purchase; and upon receipt of such notice of intention to purchase, the stockholder offering the stock for sale shall forthwith sell, assign, transfer and set over his shares are so transferred in the proportionate amount requested by each, and the stockholders to whom the shares are so transferred shall at the time pay to the seller as and for the purchase price thereof an amount equal to the book value of the stock at the time of such transfer.

In the event that only one of the stockholders desires to exercise his option to purchase as provided for herein, such other stockholder shall have the right to purchase the entire amount of stock offered for sale. In the event that two of the other stockholders elect to purchase only a portion of the stock to which he is entitled, the remaining other stockholders shall have the right to purchase the balance of the stock to which he is entitled. In the event that neither the corporation nor any of the stockholders shall elect to purchase such stock offered for sale, the holder thereof may sell and transfer the same within six
(6) months from the date of giving such notice to such person at such price as he may see fit. Said person or persons acquiring the same shall in his or their turn hold such stock again subject to all terms and conditions herein contained. If such sale be not made within said period of six (6) months, no sale shall be made without again giving notice and offering to the corporation and the other stockholders as herein provided.

Nothing herein contained shall be construed to prevent any stockholders of the corporation from pledging their stock as security for a debt or obligation; in the event that such debt is foreclosed, the person acquiring such stock by such foreclosure shall hold the stock subject to the terms and conditions contained herein and shall immediately give the other stockholders of this corporation as herein provided an option to purchase of the shares so acquired at the price and under the terms hereinabove provided.

Nothing herein contained shall be construed as preventing a stockholder from transferring his shares of stock to any person, firm or corporation or trust with the consent of the stockholders at the first meeting of the stockholdrs or upon written consent of all stockholders or at any other stockholder's meeting after notice has been given in writing to all of the other stockholders at their addresses as shown on the books of the corporation, advising the nature of the proposed transfer.

ARTICLE V

In the event of an issue of non-issued capital stock or of new stock, should the stock be increased, the existing stockholders at the time of such issue shall have the right to subscribe for and to purchase such stock so issued in a number of shares proportionate to the amount owned at the time of said subsequent issue. In the event that one or more of the stockholders shall fail or refuse to exercise their option, his or their right to subscribe shall inure to the benefit to the other stockholders. Written notice of the intention to issue non-issued capital stock or new stock shall be given by the corporation to all stockholders and the stockholders shall notify the corporation of their intention to subscribe within sixty (60) days after such notice.


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ARTICLE VI

The term for which this corporation shall exist shall be perpetual and the business of the corporation shall be conducted, carried on and managed by the officers of this corporation and a Board of Directors composed of one (1) or more members, which number may be altered from time to time by the By-Laws of this corporation within the limitations prescribed by law.

The officers of this corporation shall be a President and any other officer the Board of Directors may seem expedient. Any two or more offices except President and Secretary may be hold by the same person.

ARTICLE VII

The name nd post office addresses of the original subscribers to these Articles of Incorporation, the officers, and the member of the first Board of Directors of this corporation, who, subject to the provisions of these Articles of Incorporation, the By-Laws and the laws of the State of Florida, shall hold office until the first annual meeting of the corporation, or until successors are elected and have been QUALIFIED, ARE as follows:

      Name  Address     Office

      DONALD M. NODHOLM 6500Jarvis Road   President
            Sarasota, Florida
            33583

ARTICLE VIII

No contract, act or transaction of this corporation with any person or persons, firm or other corporation,in the absence of fraud or wrongdoing, shall be affected or invalidated by the fact that any director of this corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person, persons, firm or corporation, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any other firm, association or corporation in winch he may in anyway be interested. Any director of this corporation may vote upon any contract or other transfaction between the corporation and any subsidiary or controlled company without regard to the fact that he is also a director of such subsidiary or controlled company.

ARTICLE IX

These Articles of Incorporation of this corporation may be amended, changed, altered or repealed in the manner now or hereafter prescribed by the Florida Statutes and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Incorporator has subscribed his name this 18 day of July, 1985.

Donald M.Nodholm, Incorporator


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STATE OF FLORIDA  )
      )     as
COUNTY OF SARASOTA), to-wit:

I hereby certify that on this day before me, a notary public duly authorized in the state of Florida and County of Sarasota to take acknowledgments, personally appeared to me known to be the person, DONALD M. NODHOLM, described as the Incorporator to the foregoing Articles of Incorporation and who executed the same, and acknowledged before me that he signed those Articles of Incorproation.

Witness my hand and official seal in the County and State named above this 18 day of July, 1985.

N O T A R Y  P U B L I C

WITNESS my respective hand and seal this 18 day of July, 1985.


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                             OF HYDROBAC CORPORATION

The name of this corporation is HYDROBAC CORPORATION, and such name remains unchanged. These Amended and Restated Articles of Incorporation of HYDROBAC CORPORATION have been duly adopted by the Board of Directors of this corporation, pursuant to Section 607.194, Florida Statutes, as amended. Amendments to the original Articles of Incorporation of this corporation as included herein have been adopted pursuant to Section 607.181 and Section
607.194 (4), Florida statutes, as amended. There is no discrepancy between these Amended and Restated Articles of Incorporation and the original Articles of Incorporation of this corporation other than the inclusion of amendments so adopted and the omission of matters of historical interest.

ARTICLE I - EXISTENCE

This corporation, having commenced existence upon the filing of its original Articles of Incorporation on July 22, 1985, shall continue such existence and shall, upon the filing of these Amended and Restated Articles of Incorporation with the Department of State of the State of Florida, be governed hereby.

ARTICLE II - PURPOSE

The general purpose for which this corporation is organized shall be the transacting of any or all lawful business for which corporations may be incorporated un the provisions of Chapter 607, Florida Statutes.


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ARTICLE III - AUTHORIZED SHARES

A. COMMON STOCK. This Corporation is authorized to issue Ten Million (10,000,000) Shares of Common Stock, each having a par value of $.001. The adoption of this amended article is intended to effect a reclassificaton of the authorized and outstanding shares of common stock of the Corporation. Accordingly, each share of common stock of the Corporation, $.01 par value, authorized and outstanding as of the date of the adoption of this amended article shall be reclassified into One Hundred (100) Shares of Common Stock of the Corporation, $.001 par value. Certificates evidencing the ownership of shares of common stock outstanding as of the date of the adoption of this amended article shall be surrendered to the Corporation and canceled, and the Corporation shall promptly issue replacement certificates to the holders thereof evidencing ownership of appropriate numbers of shares of reclassified common stock of the Corporation, $.001 par value.

B. OTHER SECURITIES. Upon the sole authority of the Board of Directors of the corporation, the corporation may issue warrants, options, rights of subscription and other instruments vesting in the holders thereof the right to purchase the authorized but unissued capital stock of the corporation as authorized by this Article and as may be authorized by these Amended and Restated Articles of Incorporation as amended from time to time.

ARTICLE IV - REGISTERED OFFICE AND AGENT

The street address of the registered office of this corporation shall continue to be 6500 Jarvis Road, Sarasota, Florida, 33583, and the name of the registered agent of this corporation at that address shall continue to be Donald M. Nodholm.

ARTICLE  V - BOARD of DIRECTORS

This corporation shall hereafter have three (3) directors. The number of directors may be increased from time to time by the Bylaws. The names and addresses of the directors of this corporation are:

Name  ADDRESS


Donald M. Nodholm  6500 Jarvis Road
      Sarasota, Florida 33583

John T. Goorley    3206 Highland Terrace West
      Austin, Texas 78731

Peter E. Kent      4358 Trails Drive
      Sarasota, Florida 33482


The foregoing persons shall serve as the directors of this corporation until the next annual meeting of the shareholders or until their successors are elected and qualified.


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ARTICLE VI - BYLAWS

The power to adopt, alter, amend or repeal Bylaws of this corporation shall be vested in either the Board of Directors or shareholders; provided, however, that the Board of Directors may not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to alteration, amendment or repeal by the Board of Directors.

ARTICLE VII - INDEMNIFICATION

The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

ARTICLE VIII - ADOPTION of AMENDMENTS

The amendments to the original Articles of Incorporation of this corporation included herein have been adopted by all of the directors of the corporation and all of the shareholders of the Corporation entitled to vote thereon, by written action pursuant to Section 607.181, Florida Statutes, effective February 7, 1986.

IN WITNESS WHEREOF the undersigned President and Assistant Secretary of this Corporation have executed these Amended and Restated Articles of Incorporation this 13 day of MARCH, 1986.

      HYDROBAC CORPORATION
      By
            DONALD M. NODHOLM
            Its President
Attest:

JOHN H.LEWIS,
Assistant Secretary

STATE OF FLORIDA  )
COUNTY OF SARASOTA )

Before me, personally appeared DONALD M. NODHOLM, to me well known and known to me to be the person described as President of Hydrobac Corporation, and who executed the foregoing Amended and Restated Articles of Incorporation, and who acknowledged the execution to be his free acts and deed as such officer for the purposes therein expressed.

Witness my hand and official seal this 13 day of March, 1986.

      NOTARY PUBLIC
      My Commission Expires:

The undersigned, having been designated in the foregoing Amended and Restated Articles of Incorporation to continue to serve as Registered Agent, hereby agrees to accept said designation.

      DONALD M. NODHOLM